As filed with the Securities and Exchange Commission on July 8, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOODY’S FAMILY CLOTHING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-0793974
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Goody’s Lane
Knoxville, Tennessee 37922

(Address of Principal Executive Offices including Zip Code)

Goody’s Family Clothing, Inc. 2005 Stock Incentive Plan

(Full Title of the Plan)

REGIS HEBBELER, ESQ.	Copy to:
Senior Vice President, General Counsel	RICHARD A. GOLDBERG, ESQ.
Goody’s Family Clothing, Inc.	Dechert LLP
400 Goody’s Lane	30 Rockefeller Plaza
Knoxville, Tennessee 37922	New York, New York 10112
(865) 966-2000	(212) 698-3500

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be	Offering Price	Aggregate Offering	Registration
Title of Each Class of Securities To Be Registered	Registered (1)	Per Share (3)	Price (3)	Fee (3)
Common Stock, no par value per share	3,300,050 shares (2)	$7.28	$24,024,364	$2,827.67

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Act”), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	The number of shares issuable under the Goody’s Family Clothing, Inc. 2005 Stock Incentive Plan (the “New Plan”) is equal to the number of shares that would otherwise be available for issuance under the Goody’s Family Clothing, Inc. Amended and Restated 1997 Stock Option Plan (the “Old Plan”). The 3,300,050 shares registered herein include: (a) 975,000 shares that are currently available for issuance under the New Plan; and (b) 2,325,050 shares that are currently subject to stock options granted under the Old Plan, but could become available for issuance under the New Plan in the event that the stock options granted under the Old Plan expire without being exercised.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Act on the basis of $7.28 per share, the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on June 30, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, which is the Company’s latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005, the Company’s Current Reports on Form 8-K filed on March 21, 2005, April 8, 2005, May 5, 2005 and June 30, 2005, the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders held on June 15, 2005, filed on May 18, 2005 and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c)	The description of the Company’s Common Stock, par value per share, contained in the Company’s Registration Statement on Form 8-A, filed on September 13, 1991 and the Amendment to Form 8-A on Form 8 filed on October 23, 1991, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of the Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Directors and Officers.

     The indemnification of officers and directors of the Company is governed by Section 48-18-501 et seq. of the Tennessee Business Corporation Act (the “TBCA”) and the Amended and Restated Charter (the “Charter”) and By-laws of the Company.

     The Charter and the By-laws of the Company provide for the indemnification of the directors, officers, employees and agents to the fullest extent permitted by the TBCA. Among other things, the TBCA permits a corporation’s indemnification of a director, officer, employee or agent made a party to a proceeding by reason of the fact of such relationship with such corporation against liability incurred in the proceeding if: (i) such person acted in good faith; (ii) such person reasonably believed, (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests or (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the provisions of clause (ii)(b) above. However, pursuant to the TBCA, a corporation may not indemnify a director (i) in connection with a proceeding brought by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Under the TBCA, unless limited by its charter, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer (as applicable) of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under certain circumstances, the TBCA also permits a corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding. The TBCA also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have statutory power to indemnify such persons against the liabilities insured and the TBCA further provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled, provided that a corporation may not indemnify a director if a judgment or other final adjudication adverse to him establishes his liability: (i) for any breach of the duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) under Section 48-18-304 of the TBCA (liability for unlawful distribution).

     The Charter and By-laws of the Company also provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) arising under Section 47-18-304 of the TBCA.

     The Company also has entered into agreements with its directors to further memorialize and reaffirm the Company’s obligations to indemnify them as authorized by its Charter and By-laws of the Company. Furthermore, the Company has Directors and Officers Liability Insurance which, subject to the policy conditions, provides coverage for indemnification amounts payable by the Company with respect to its directors and officers.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits

     The following exhibits are filed as part of this registration statement.

4.1	Goody’s Family Clothing, Inc. 2005 Stock Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A for the 2005 Annual Meeting of Shareholders, filed on May 18, 2005).

5.1	Opinion of Woolf, McClane, Bright, Allen & Carpenter, PLLC.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Woolf, McClane, Bright, Allen & Carpenter, PLLC (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Knoxville, State of Tennessee, on July 8, 2005.

GOODY’S FAMILY CLOTHING, INC.

By:	/s/ ROBERT M. GOODFRIEND
Robert M. Goodfriend
Chairman of the Board of Directors and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Robert M. Goodfriend and Edward R. Carlin, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

/s/ Robert M. Goodfriend Robert M. Goodfriend	Chairman of the Board of Directors and Chief Executive Officer	July 8, 2005

/s/ Edward R. Carlin Edward R. Carlin	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	July 8, 2005

/s/ David G. Peek David G. Peek	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 8, 2005

/s/ Robert F. Koppel Robert F. Koppel	Director	July 8, 2005

/s/ Samuel J. Furrow Samuel J. Furrow	Director	July 8, 2005

/s/ Irwin L. Lowenstein Irwin L. Lowenstein	Director	July 8, 2005

/s/ Cheryl L. Turnbull Cheryl L. Turnbull	Director	July 8, 2005

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement.

4.1	Goody’s Family Clothing, Inc. 2005 Stock Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A for the 2005 Annual Meeting of Shareholders, filed on May 18, 2005).

5.1	Opinion of Woolf, McClane, Bright, Allen & Carpenter, PLLC.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Woolf, McClane, Bright, Allen & Carpenter, PLLC (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).